                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        _______________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       __________________________________


       Date of Report (Date of earliest event reported): October 3, 2000
                                                         ---------------



                               INTEG INCORPORATED
               (Exact name of registrant as specified in charter)



         Minnesota                       0-28420                  41-167017
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission file number)        (IRS employer
      of incorporation)                                      identification no.)


                     2800 Patton Road, St. Paul, MN 55113
              ---------------------------------------------------
              (Address of principal executive offices) (Zip code)

                                 (651) 639-8816
                                 --------------
              (Registrant's telephone number, including area code)

Item 5 - Other Events
---------------------

       On October 3, 2000, Integ Incorporated, a Minnesota corporation ("Integ"), signed an Agreement and Plan of Merger (the "Merger Agreement") with Inverness Medical Technology, Inc., a Delaware corporation ("Inverness"), which was amended on October 16, 2000 by a First Amendment to Agreement and Plan of Merger, pursuant to which the parties will effect a business combination through a merger of Integ with and into Terrier Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Inverness (the "Merger"). As a result of the Merger, Integ will become a wholly owned subsidiary of Inverness. The transaction, which is structured as a tax free reorganization and will be accounted for using the purchase method of accounting, is expected to close near the end of the fourth quarter of 2000.

       Under the terms of the Merger Agreement, as amended, all of the issued and outstanding shares on Integ's common stock, $0.01 par value per share, options and warrants will be exchanged for 1.9 million shares of Inverness' common stock, $0.001 par value per share. Based upon the closing price for Inverness' stock on October 3, 2000, and the number of shares of Integ common stock currently outstanding, each share of Integ common stock would be exchanged for approximately 0.187 of a share of Inverness' common stock. Outstanding shares of Integ's preferred stock will be redeemed for cash at the closing.

       Consummation of the Merger is subject to the approval of the Merger Agreement, as amended, by Integ's shareholders and other customary closing conditions.

       The preceding description of the Merger Agreement, as amended, is qualified in its entirety by reference to the copy of such agreement included as an exhibit to the Current Report on Form 8-K, dated October 4, 2000, filed by Inverness with the Commission (File No. 0-20871), which is incorporated by reference herein, and the First Amendment to Agreement and Plan of Merger included as an exhibit to the Current Report on Form 8-K/A, dated October 16, 2000, filed by Inverness with the Commission (File No. 0-20871), which is incorporated by reference herein.

       In connection with the Merger Agreement, as amended, Inverness and certain shareholders of Integ, including all of Integ's directors entered into a voting agreement pursuant to which those shareholders agreed to vote all of their shares in favor of the Merger.

     The preceding description of the voting agreement is qualified in its entirety by reference to the copy of such agreement included as an exhibit to the Current Report on Form 8-K, dated October 4, 2000, filed by Inverness with the Commission (File No. 0-20871), which is incorporated by reference herein.

       In connection with the Merger Agreement, as amended, Inverness and Integ entered into a loan agreement pursuant to which Inverness agreed to provide funding of the operational expenses of Integ in the event that Integ's current funding arrangement is breached.

       The preceding description of the loan agreement is qualified in its entirety by reference to the copy of such agreement included as an exhibit hereto, which is incorporated by reference herein.




Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

     (c)  Exhibits

     Exhibit 99.1 --  Press Release of Inverness Medical Technology, Inc., dated
                      October 4, 2000.*

     Exhibit 99.2 --  Agreement and Plan of Merger, dated as of October 3, 2000, among Inverness Medical Technology, Inc., Terrier Acquisition Corp and Integ Incorporated.*

     Exhibit 99.3 --  Voting Agreement, dated as of October 3, 2000, among
                      Inverness Medical Technology, Inc. and certain Shareholders of Integ Incorporated.*

     Exhibit 99.4 --  Loan Agreement, dated as of October 3, 2000, among
                      Inverness Medical Technology, Inc. and Integ Incorporated.

     Exhibit 99.5 --  First Amendment to Agreement and Plan of Merger, dated as of October 16, 2000.**

______________________________
* Incorporated by reference to the Current Report on Form 8-K, dated October 4, 2000, filed by Inverness Medical Technology, Inc. with the Commission (File No. 0-20871)

** Incorporated by reference to the Current Report on Form 8-K/A, dated October 16, 2000, filed by Inverness Medical Technology, Inc. with the Commission (File No. 0-20871)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           INTEG INCORPORATED

Date: October 18, 2000
                                           /s/ Susan L. Critzer
                                           -------------------------------------
                                           Susan L. Critzer
                                           President and Chief Executive Officer

                                 EXHIBIT INDEX


Exhibit No.                        Description
-----------                        -----------

Exhibit 99.4 --  Loan Agreement, dated as of October 3, 2000, among Inverness Medical Technology, Inc. and Integ
                 Incorporated.